Exhibit 99.2

March 17, 2014

Draw Another Circle, LLC

603 Sweetland Avenue

Hillside, NJ 07205

Re: Side Letter for Contribution and Exchange Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) will confirm our agreement that, in connection with that certain Contribution and Exchange Agreement, dated March 17, 2014, by and among Draw Another Circle, LLC, a Delaware limited liability company (“Holdco”), National Entertainment Collectibles Association, Inc., a New Jersey corporation (“NECA”), and Joel Weinshanker, an individual (the “Contribution Agreement”), Holdco and NECA have agreed to the contractual obligations provided below. Capitalized terms used but not otherwise defined in this Letter Agreement shall have the respective meanings ascribed to such terms in the Contribution Agreement.

Voting of Hasting Shares. During the term of the Contribution Agreement and prior to the Merger Closing, without in any way limiting NECA’s right to vote the Hastings Shares in NECA’s sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, at every meeting of shareholders of Hastings called, and at every adjournment or postponement thereof, NECA shall, in accordance with Section 5.1(d) of the Merger Agreement, (a) appear at each such meeting or otherwise cause all of the Hastings Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum and (b) vote or cause to be voted all of the Hastings Shares entitled to vote at each such meeting in favor of the Merger, the approval of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement.

This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws.

[Signature Page Follows]

The undersigned hereby execute and deliver this Letter Agreement as of the date first set forth above.

Very Truly Yours,

NATIONAL ENTERTAINMENT COLLECTIBLES ASSOCIATION, INC.

By:	/s/ Joel Weinshanker
Name:	Joel Weinshanker
Title:	President

AGREED AND ACCEPTED:

DRAW ANOTHER CIRCLE, LLC

By:	/s/ Joel Weinshanker
Name:	Joel Weinshanker
Title:	Manager

[Signature Page to Side Letter Agreement]